Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-230113) pertaining to the ShockWave Medical, Inc. 2019 Equity Incentive Plan, the ShockWave Medical, Inc. Employee Stock Purchase Plan, and the ShockWave Medical, Inc. 2009 Equity Incentive Plan,
(2) Registration Statements (Form S-8 No. 333-270045, 333-263040, 333-253623, and 333-237448) pertaining to the ShockWave Medical, Inc. 2019 Equity Incentive Plan and the ShockWave Medical, Inc. Employee Stock Purchase Plan, and
(3) Registration Statement on Form S-3 (No. 333-239202) of Shockwave Medical, Inc.;

of our reports dated February 26, 2024, with respect to the consolidated financial statements of Shockwave Medical, Inc. and the effectiveness of internal control over financial reporting of Shockwave Medical, Inc. included in this Annual Report (Form 10-K) of Shockwave Medical, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California
February 26, 2024